                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                            PREDICTIVE SYSTEMS, INC.,

                         SALMON ACQUISITION CORPORATION,

                           SYNET SERVICE CORPORATION,

               MICHAEL J. WETHINGTON, AS STOCKHOLDERS' AGENT, AND

                CERTAIN STOCKHOLDERS OF SYNET SERVICE CORPORATION

                               September 25, 2000


                                TABLE OF CONTENTS

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                                                                                                               Page
                                                                                                               ----

ARTICLE I  THE MERGER.............................................................................................2
         1.1  The Merger..........................................................................................2
         1.2  Closing; Effective Time.............................................................................2
         1.3  Effect of the Merger................................................................................2
         1.4  Certificate of Incorporation; Bylaws................................................................2
         1.5  Directors and Officers..............................................................................2
         1.6  Effect on Capital Stock.............................................................................3
         1.7  Surrender of Certificates...........................................................................6
         1.8  No Further Ownership Rights in Target Common Stock..................................................7
         1.9  Lost, Stolen or Destroyed Certificates..............................................................7
         1.10  Tax Consequences...................................................................................8
         1.11  Taking of Necessary Action; Further Action.........................................................8

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF TARGET AND THE PRINCIPAL STOCKHOLDERS...............................8
         2.1  Organization, Standing and Power....................................................................8
         2.2  Capital Structure...................................................................................9
         2.3  Authority..........................................................................................10
         2.4  Financial Statements...............................................................................11
         2.5  Absence of Certain Changes.........................................................................11
         2.6  Absence of Undisclosed Liabilities.................................................................11
         2.7  Accounts Receivable................................................................................11
         2.8  Litigation.........................................................................................12
         2.9  Restrictions on Business Activities................................................................12
         2.10  Governmental Authorization........................................................................12
         2.11  Title to Property.................................................................................13
         2.12  Intellectual Property.............................................................................13
         2.13  Environmental Matters.............................................................................14
         2.14  Taxes.............................................................................................14
         2.15  Employee Benefit Plans............................................................................16
         2.16  Employees and Consultants.........................................................................18
         2.17  Related-Party Transactions........................................................................20
         2.18  Insurance.........................................................................................20
         2.19  Compliance with Laws..............................................................................20
         2.20  Brokers' and Finders' Fees........................................................................20
         2.21  Intentionally Omitted.............................................................................20
         2.22  Vote Required.....................................................................................20
         2.23  Intentionally Omitted.............................................................................20
         2.24  Intentionally Omitted.............................................................................20
         2.25  Customers and Suppliers...........................................................................20

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
         2.26  Material Contracts................................................................................21
         2.27  No Breach of Material Contracts...................................................................22
         2.28  Third-Party Consents..............................................................................22
         2.29  Intentionally Omitted.............................................................................22
         2.30  Minute Books......................................................................................22
         2.31  Complete Copies of Materials......................................................................23
         2.32  Representations Complete..........................................................................23

ARTICLE II-A  REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDERS.......................................23
         2A.1  Authority.........................................................................................23
         2A.2  Title to Stock....................................................................................24

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB...........................................24
         3.1  Organization, Standing and Power...................................................................24
         3.2  Capital Structure..................................................................................25
         3.3  Authority..........................................................................................26
         3.4  SEC Documents; Financial Statements................................................................26
         3.5  Absence of Certain Changes.........................................................................27
         3.6  Litigation.........................................................................................27

ARTICLE IV  CONDUCT PRIOR TO THE EFFECTIVE TIME..................................................................28
         4.1  Conduct of Business of Target and Acquiror.........................................................28
         4.2  Conduct of Business of Target......................................................................28
         4.3  Notices............................................................................................31

ARTICLE V  ADDITIONAL AGREEMENTS.................................................................................31
         5.1  No Solicitation....................................................................................31
         5.2  Intentionally Omitted..............................................................................31
         5.3  Stockholder Meetings or Consent Solicitations......................................................31
         5.4  Access to Information..............................................................................32
         5.5  Confidentiality....................................................................................32
         5.6  Public Disclosure..................................................................................32
         5.7  Consents; Cooperation..............................................................................32
         5.8  Update Disclosure; Breaches........................................................................33
         5.9  Stockholder Agreements.............................................................................34
         5.10  Indemnification...................................................................................34
         5.11  Voting Agreements.................................................................................34
         5.12  Legal Requirements................................................................................34
         5.13  Promissory Notes; Deferred Compensation...........................................................35
         5.14  Blue Sky Laws.....................................................................................35
         5.15  Stock Options.....................................................................................35
         5.16  Escrow Agreement..................................................................................36
         5.17  Listing of Additional Shares......................................................................36
         5.18  Additional Agreements; Reasonable Best Efforts....................................................36

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
         5.19  Employee Benefits.................................................................................36
         5.20  Reincorporation...................................................................................37
         5.21  Lock-Up Agreements................................................................................37
         5.22  Subsidiary........................................................................................37

ARTICLE VI  CONDITIONS TO THE MERGER.............................................................................37
         6.1  Conditions to Obligations of Each Party to Effect the Merger.......................................37
         6.2  Additional Conditions to Obligations of Target.....................................................38
         6.3  Additional Conditions to the Obligations of Acquiror and Merger Sub................................39

ARTICLE VII  TERMINATION, EXPENSES, AMENDMENT AND WAIVER.........................................................41
         7.1  Termination........................................................................................41
         7.2  Effect of Termination..............................................................................42
         7.3  Expenses and Termination Fees......................................................................42
         7.4  Amendment..........................................................................................42
         7.5  Extension; Waiver..................................................................................42

ARTICLE VIII  ESCROW AND INDEMNIFICATION.........................................................................43
         8.1  Survival of Representations, Warranties and Covenants..............................................43
         8.2  Indemnity..........................................................................................43
         8.3  Escrow Fund........................................................................................44
         8.4  Damage Threshold...................................................................................44
         8.5  Escrow Period......................................................................................44
         8.6  Claims upon Escrow Fund............................................................................44
         8.7  Objections to Claims...............................................................................45
         8.8  Resolution of Conflicts; Arbitration...............................................................45
         8.9  Stockholders' Agent................................................................................46
         8.10  Distribution Upon Termination of Escrow Period....................................................47
         8.11  Actions of the Stockholders' Agent................................................................47
         8.12  Third-Party Claims................................................................................47

ARTICLE IX  GENERAL PROVISIONS...................................................................................48
         9.1  Notices............................................................................................48
         9.2  Interpretation.....................................................................................49
         9.3  Counterparts.......................................................................................49
         9.4  Entire Agreement; No Third Party Beneficiaries.....................................................49
         9.5  Severability.......................................................................................49
         9.6  Remedies Cumulative................................................................................50
         9.7  Governing Law......................................................................................50
         9.8  Assignment.........................................................................................50
         9.9  Rules of Construction..............................................................................50

SCHEDULES

Target Disclosure Letter
Acquiror Disclosure Letter
Option Schedule

EXHIBITS

Exhibit A.........         -        Certificate of Merger
Exhibit B.........         -        Voting Agreements
Exhibit C.........         -        Escrow Agreement
Exhibit D.........         -        Target Affiliate Agreement
Exhibit E.........         -        Acquiror's Legal opinion
Exhibit F.........         -        [Intentionally Omitted]
Exhibit G.........         -        Target's Legal opinion
Exhibit H.........         -        Lock-Up Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of September 25, 2000, by and among Predictive Systems, Inc., a Delaware corporation ("Acquiror"), Salmon Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"), Synet Service Corporation, a Minnesota corporation that will be reincorporated as a Delaware corporation as provied herein ("Target"), Michael J. Wethington, as stockholders' agent for Target's stockholders (the "Stockholders' Agent") and the stockholders of Target indicated on the signature page hereto (collectively, the "Principal Stockholders"). Certain other capitalized terms used in this Agreement are as defined herein.

                                    RECITALS

         A. The Boards of Directors of Target, Acquiror and Merger Sub believe it is in the best interests of their respective companies and the stockholders of their respective companies that Target and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into Target (the "Merger") and, in furtherance thereof, have approved the Merger.

         B. Pursuant to the Merger, among other things, (i) each outstanding share of class A common stock of Target, $0.01 par value (the "Class A Common Stock") and each outstanding share of class B common stock of Target, $0.01 par value (the "Class B Common Stock", and with the Class A Common Stock, "Target Common Stock"), shall be converted into shares of common stock of Acquiror, $0.001 par value ("Acquiror Common Stock"), at the rate set forth herein and
(ii) each holder of Target Common Stock shall receive a cash payment as set forth herein.

         C. Target, Acquiror, Merger Sub and the Principal Stockholders desire to make certain representations and warranties and other agreements in connection with the Merger.

         D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a) of the Code.

         E. Concurrent with the execution of this Agreement and as an inducement to Acquiror and Target to enter into this Agreement, the Principal Stockholders and the officers and directors of Target are each entering into an agreement to vote the shares of Target Common Stock respectively owned by such person to approve the Merger and related transactions and against any competing proposals, substantially in the form attached hereto as Exhibit B (collectively, the "Voting Agreements").

         NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER
                                   ----------

         1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit A (the "Certificate of Merger") and the applicable provisions of the Delaware General Corporation Law ("DGCL"), Merger Sub shall be merged with and into Target, the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving corporation. Target as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         1.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree (the date on which the Closing shall occur, the "Closing Date"). The Closing shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, 733 Third Avenue, New York, New York, 10017, or at such other location as the parties hereto agree. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of the DGCL (the time and date of such filing being the "Effective Time" and the "Effective Date," respectively).

         1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 Certificate of Incorporation; Bylaws.

                  (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation shall be amended to read as follows: "The name of the corporation is Synet Service Corporation."

                  (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

         1.5 Directors and Officers. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, to hold office until such time as such directors resign, are removed or their respective successors are duly elected or appointed and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to hold office until such time as such officers resign, are removed or their respective successors are duly elected or appointed and qualified.

         1.6 Effect on Capital Stock. By virtue of the Merger and without any action on the part of Acquiror, Merger Sub, Target or the holders of any of Target's securities:

                  (a) Conversion of Target Common Stock.

                           (i) At the Effective Time, the total amount of
consideration (consisting of Acquiror Common Stock valued as set forth below and cash) to be paid by Acquiror (including Acquiror Common Stock to be reserved for issuance upon exercise of unexpired and unexercised options outstanding to purchase Target Common Stock assumed by Acquiror pursuant to 1.6(c), whether vested or unvested ("Target Options")) in exchange for all outstanding shares of Target Common Stock and the assumption of Target Options shall be (A) 2,205,331, multiplied by the closing market price of the Acquiror Common Stock on the Effective Date as quoted on the Nasdaq National Market (the "Closing Price"), plus (B) nine million dollars ($9,000,000) (such sum, the "Total Consideration"). The maximum consideration to be issued and paid by Acquiror for the Target Common Stock and the assumption of the Target Options shall be 2,205,331 shares of Acquiror Common Stock and nine million dollars ($9,000,000) cash.

                           (ii) The amount of Total Consideration allocable to
the outstanding Class A Common Stock (the "Target Class A Stockholder Consideration") shall equal the product of the Total Consideration multiplied by a fraction, the numerator of which is the number of shares of Class A Common Stock outstanding, and the denominator of which is the number of shares of Target Common Stock outstanding plus the number of shares of Target Common Stock issuable upon exercise of outstanding Target Options. The amount of Total Consideration allocable to the outstanding Class B Common Stock (the "Target Class B Stockholder Consideration") shall equal the product of the Total Consideration multiplied by a fraction, the numerator of which is the number of shares of Class B Common Stock outstanding, and the denominator of which is the number of shares of Target Common Stock outstanding plus the number of shares of Target Common Stock issuable upon exercise of outstanding Target Options. The amount of Total Consideration allocable to the outstanding Target Options (the "Target Optionholder Consideration") shall equal the product of the Total Consideration multiplied by a fraction, the numerator of which is the number of shares of Target Common Stock issuable upon exercise of outstanding Target Options, and the denominator of which is the number of shares of Target Common Stock plus the number of shares of Target Common Stock issuable upon exercise of outstanding Target Options. All calculations under this subparagraph (ii) shall be made based on the number of Target Options or shares of Target Common Stock outstanding immediately prior to the Effective Time.

                           (iii) The Target Class A Stockholder Consideration
shall be comprised of (A) four million dollars ($4,000,000), (B) the Pro Rata A Portion multiplied by five million dollars ($5,000,000) (the sum of (A) and (B), the "Class A Cash Consideration"), and (C) a number of shares of Acquiror Common Stock (the "Class A Stock Consideration") obtained by dividing (x) the amount by which the Target Class A Stockholder Consideration exceeds the Class A Cash Consideration by (y) the Closing Price. The "Pro Rata A Portion" shall be the number of shares of Class A Common Stock outstanding divided by the total number of shares of Target Common Stock outstanding.

                           (iv) The Target Class B Stockholder Consideration
shall be comprised of (A) the Pro Rata B Portion multiplied by five million dollars ($5,000,000) (the "Class B Cash Consideration"), and (B) a number of shares of Acquiror Common Stock (the "Class B Stock Consideration") obtained by dividing (x) the amount by which the Target Class B Stockholder Consideration exceeds the Class B Cash Consideration by (y) the Closing Price. The "Pro Rata B Portion" shall be the number of shares of Class B Common Stock outstanding divided by the total number of shares of Target Common Stock outstanding.

                           (v) At the Effective Time, each share of Class A
Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Class A Common Stock to be cancelled pursuant to Section 1.6(b) and Dissenting Shares, as defined in Section 1.6(h)) will be canceled and extinguished and be converted automatically into the right to receive (A) a number of shares of Acquiror Common Stock equal to the Class A Stock Consideration divided by the number of shares of Class A Common Stock outstanding (the "Class A Exchange Ratio"), and (B) an amount of cash equal to the Class A Cash Consideration divided by the number of shares of Class A Common Stock outstanding. At the Effective Time, each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Class B Common Stock to be cancelled pursuant to Section 1.6(b) and Dissenting Shares, as defined in Section 1.6(h)) will be canceled and extinguished and be converted automatically into the right to receive (A) a number of shares of Acquiror Common Stock equal to the Class B Stock Consideration divided by the number of shares of Class B Common Stock outstanding (the "Class B Exchange Ratio"), and (B) an amount of cash equal to the Class B Cash Consideration divided by the number of shares of Class B Common Stock outstanding.

                           (vi) No adjustment shall be made in the number of
shares of Acquiror Common Stock issued in the Merger as a result of (A) any increase or decrease in the market price of Acquiror Common Stock prior to the Effective Time or (B) any cash proceeds received by Target from the date hereof to the Closing Date pursuant to the exercise of currently outstanding Target Options.

                           (vii) Notwithstanding the foregoing, if the aggregate
fair market value of the Acquiror Common Stock issuable in exchange for Target Common Stock, based upon the Closing Price, is less than $36 million, then the Class A Cash Consideration and the Class B Cash Consideration otherwise payable under this Section 1.6 shall be so reduced, and the number of shares of Acquiror Common Stock otherwise issuable under this Section 1.6 in exchange for Target Common Stock shall be increased, by such number of such shares that have a fair market value, based upon the Closing Price, equal to the aggregate reduction in Class A Cash Consideration and the Class B Cash Consideration such that the sum of the Class A Cash Consideration and the Class B Cash Consideration plus any other cash paid as part of the Merger consideration does not exceed 20% of the fair market value of the Acquiror Common Stock issuable in exchange for Target Common Stock.

                  (b) Cancellation of Target Capital Stock Owned by Acquiror or Target. Immediately prior to the Effective Time, all shares of capital stock of Target ("Target Capital Stock") that are owned by Target as treasury stock, and each share of Target Capital Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of Target immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                  (c) Target Stock Option Plans. At the Effective Time, the Target 1996 Stock Option Plan (the "Target Stock Option Plan") and all options to purchase Target Common Stock then outstanding under the Target Stock Option Plan shall be assumed by Acquiror in accordance with Section 5.15.

                  (d) [Reserved.]

                  (e) Capital Stock of Merger Sub. At the Effective Time, each share of Common Stock, $0.001 par value, of Merger Sub ("Merger Sub Common Stock"), issued and outstanding immediately prior to the Effective Time, shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, $0.001 par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall thereupon evidence ownership of such shares of capital stock of the Surviving Corporation.

                  (f) Adjustments to Exchange Ratio. The respective Exchange Ratios shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Common Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock occurring after the date hereof and prior to the Effective Time.

                  (g) Fractional Shares. No fraction of a share of Acquiror Common Stock will be issued, but in lieu thereof each holder of shares of Target Common Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Closing Price.

                  (h) Dissenters' Rights. Shares of Target Common Stock held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall be entitled to exercise dissenters' rights in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into Acquiror Common Stock and cash but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the DGCL. Target agrees that, except with the prior written consent of Acquiror, or as required under the DGCL, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting Stockholder") who, pursuant to the provisions of the DGCL, becomes entitled to payment of the fair value for shares of Target Common Stock shall receive payment therefor from the Acquiror (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Acquiror shall issue and deliver, upon surrender by such stockholder of certificate or certificates representing shares of Target Common Stock, the cash and the number of shares of Acquiror Common Stock to which such stockholder would otherwise be entitled under this Section 1.6 and the Certificate of Merger, less the number of shares allocable to such stockholder that have been or will be deposited in the Escrow Fund (as defined below) in respect of such shares of Acquiror Common Stock pursuant to Section 1.7 and
Article VIII hereof.

         1.7 Surrender of Certificates.

                  (a) Exchange Procedures. At the Effective Time, upon surrender by a holder of a certificate or certificates representing shares of Target Common Stock ("Certificate") for cancellation to Acquiror, the holder of such Certificate shall be entitled to receive in exchange therefor cash and a certificate representing the number of whole shares of Acquiror Common Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6 (less the number of shares of Acquiror Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VIII hereof), and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Target Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of Target Common Stock shall have been so converted and the right to receive an amount in cash in accordance with Section 1.6. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 8.3 hereof, Acquiror shall cause to be delivered to the Escrow Agent (as defined in Section 8.3 hereof) a certificate or certificates representing a number of shares of Acquiror Common Stock otherwise deliverable to the Principal Stockholders pursuant to Section 1.6, which shall be registered in the name of the Escrow Agent as nominee for such the Principal Stockholders. The total number of shares (the "Number of Escrow Shares") to be placed in escrow shall be the quotient of (i) ten percent (10%) multiplied by
(A) the Closing Price, multiplied by 2,205,331, plus (B) nine million dollars ($9,000,000), divided by (ii) the Closing Price. The Number of Escrow Shares otherwise deliverable to each Principal Stockholder shall be deposited in the Escrow Fund pro rata based on the number of shares of Target Common Stock held by each Principal Stockholder prior to the Merger. The shares in the escrow fund shall be beneficially owned by the Principal Stockholders and shall be available to compensate Acquiror for certain damages as provided in Article VIII. To the extent not used for such purposes, such shares shall be released, all as provided in Article VIII hereof.

                  (b) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate surrenders such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time which would have been previously payable (but for the provisions of this Section 1.7(b)) with respect to such shares of Acquiror Common Stock.

                  (c) Transfers of Ownership. If any certificate for shares of Acquiror Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that such issuance be in accordance with applicable law and that the Certificate so surrendered is properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

                  (d) No Liability. Notwithstanding anything to the contrary in this Section 1.7, none of the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (e) Dissenting Shares. The provisions of this Section 1.7 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Acquiror under this Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the number of shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 1.6 hereof.

         1.8 No Further Ownership Rights in Target Common Stock. All shares of Acquiror Common Stock issued upon the surrender for exchange of shares of Target Common Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, Acquiror shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock (and cash in lieu of fractional shares) as may be required pursuant to
Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror or the Surviving Corporation with respect to the Certificates alleged to have been lost, stolen or destroyed.

         1.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. No party shall take any action either before or after the Effective Date which would, to such party's knowledge, cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code.

         1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE II

     REPRESENTATIONS AND WARRANTIES OF TARGET AND THE PRINCIPAL STOCKHOLDERS
     -----------------------------------------------------------------------

         Target and the Principal Stockholders, jointly and severally, represent and warrant to Acquiror and Merger Sub that the statements contained in this
Article II are true and correct, except as set forth in the disclosure letter delivered by Target to Acquiror prior to the execution and delivery of this Agreement (the "Target Disclosure Letter"). The Target Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, provided that items disclosed for any particular section herein shall be deemed disclosed for all purposes where the context reasonably relates. Any reference in this Article II to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (ii) the availability of specific performance, injunctive relief and other equitable remedies. In the remainder of this Article II, "Target" will be deemed to include (and each representation and warranty will apply separately and collectively to) Target and each of Target's subsidiaries, unless the context otherwise provides. Notwithstanding the first sentence of this Article II, any representation and warranty made herein by a Principal Stockholder relating to the Principal Stockholder individually shall be made on an individual basis and shall be made severally but not jointly.

         2.1 Organization, Standing and Power. Target is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Target has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect (as defined herein) on Target. Target has delivered to Acquiror a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Target, each as amended to date. Target is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. Target does not own any subsidiaries and does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         2.2 Capital Structure. The authorized capital stock of Target consists of 10,000,000 shares of Target Common Stock, consisting of 4,000,000 shares of Class A Common Stock, 1,000,000 shares of Class B Common Stock and 5,000,000 shares of undesignated Common Stock. There were issued and outstanding as of the date of this Agreement 1,300,000 shares of Class A Common Stock and 389,994 shares of Class B Common Stock. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after the date of this Agreement other than pursuant to the exercise of options outstanding as of the date of this Agreement under the Target Stock Option Plan. All outstanding shares of Target Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights, rights of first refusal, rights of first offer or similar rights created by statute, the Certificate of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. As of the date of this Agreement, Target has reserved 1,000,000 shares of Target Common Stock for issuance to employees, directors and consultants pursuant to the Target Stock Option Plan, of which 389,994 shares have been issued pursuant to option exercises or direct stock purchases, and 142,157 shares are subject to outstanding, unexercised options. Except for (i) the rights created pursuant to this Agreement, and (ii) rights created pursuant to the Target Stock Option Plan, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Target Capital Stock or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The Target Disclosure Letter also sets forth a true, correct and complete list of all outstanding Target Options (which, for each outstanding option, sets forth the name of the holder of such option, the number of shares subject to such options, the amount of such options that are vested and the vesting schedule for any unvested options, the type of stock subject to such option, the exercise price of such option, the repricing of any such option and, if the exercisability of such option will be or is required to be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, an indication of the extent of such acceleration and the reason therefor) (the "Option Schedule"). There are no contracts, commitments or agreements relating to the voting, purchase or sale of Target Capital Stock (i) between or among Target and any of its stockholders and (ii) to the best of Target's knowledge, among any of Target's stockholders or between any of Target's stockholders and any third party, except for the stockholders delivering Voting Agreements. The terms of the Target Stock Option Plan permit the assumption of such Target Stock Option Plan by Acquiror or the substitution of options to purchase Acquiror Common Stock as provided in this Agreement, without the consent or approval of the holders of the outstanding options, the Target stockholders, or otherwise and without any acceleration of the exercise schedule or vesting provisions in effect for such options. True and complete copies of all agreements and instruments relating to or issued under the Target Stock Option Plan have been made available to Acquiror, and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments from the form made available to Acquiror. All outstanding Target Capital Stock, Target Options, Target Warrants and other Target securities, if any, were issued in compliance with all applicable federal and state securities laws.

         2.3 Authority.

                  (a) Target has all requisite power, corporate or otherwise, and authority to enter into this Agreement, the Escrow Agreement, in substantially the form as Exhibit C hereto, to be entered into among Acquiror, Target, the Principal Stockholders, the Stockholders' Agent and Chase Manhattan Bank, as Escrow Agent (the "Escrow Agreement", and with this Agreement and the Voting Agreements, collectively, the "Transaction Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Merger by Target's stockholders as contemplated by Section 6.1(a). This Agreement and other Transaction Documents have been duly executed and delivered by Target and constitute the valid and binding obligations of Target enforceable against Target in accordance with their terms.

                  (b) The execution and delivery of this Agreement and the other Transaction Documents by Target do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Target, as amended, or (ii) any contract (as defined in Section 2.26) or any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets, except in the case of (ii), as would not have a Material Adverse Effect on Target.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Target in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, except for
(i) the filing of the Certificate of Merger, together with the required officers' certificates, as provided in Section 1.2; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (iii) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"); and
(iv) such other consents, authorizations, filings, approvals and registrations which have been made or, if not obtained or made, would not have a Material Adverse Effect on Target and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

         2.4 Financial Statements. Target has delivered to Acquiror its audited financial statements (balance sheet, statement of operations, statement of stockholders' equity and statement of cash flows) for the fiscal year ended December 31, 1999 and 1998, and its unaudited financial statements (balance sheet, statement of operations, statement of stockholders' equity and statement of cash flows) on a consolidated basis as at, and for the six-month period ended June 30, 2000 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") (except that the unaudited financial statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present the financial condition and operating results of Target as of the dates, and for the periods, indicated therein, subject; in the case of the unaudited financial statements, to normal year-end audit adjustments which are not material in the aggregate. Target maintains a standard system of accounting established and administered in accordance with GAAP.

         2.5 Absence of Certain Changes. Since December 31, 1999, (the "Target Balance Sheet Date"), Target has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect (as defined in Section 9.2) on Target; (ii) any acquisition, sale or transfer of any material asset of Target; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any revaluation by Target of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its shares of capital stock; (v) any Material Contract entered into by Target, other than as provided to Acquiror, or any material amendment or termination of, or default under, any Material Contract to which Target is a party or by which it is bound; (vi) any amendment or change to the Certificate of Incorporation or Bylaws of Target; (vii) any increase in or modification of the compensation or benefits payable or to become payable by Target to any of its directors, employees or consultants other than in the ordinary course of business consistent with past practices; (viii) capital expenditures or capital commitments by Target exceeding $50,000 individually or $300,000 in the aggregate; (ix) destruction of, damage to or loss of any material assets or business of Target; (x) any transaction or agreement with any Principal Stockholder; and (xi) any agreement by Target to do any of the things described in the preceding clauses (i) through (x).

         2.6 Absence of Undisclosed Liabilities. Target has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet for the period ended June 30, 2000 (the "Target Balance Sheet"),
(ii) those incurred in the ordinary course of business prior to the Target Balance Sheet Date and not required to be set forth in the Target Balance Sheet under GAAP and (iii) those incurred in connection with the execution of this Agreement.

         2.7 Accounts Receivable. The accounts receivable shown on Schedule 2.7 arose in the ordinary course of business and have been collected or, to Target's knowledge, are collectible in the book amounts thereof, less the allowance for doubtful accounts and returns provided for in such balance sheet. Allowances for doubtful accounts and returns are adequate and have been prepared in accordance with GAAP and the past practices of Target. The accounts receivable of Target arising after the date indicated on Schedule 2.7 and prior to the date hereof arose in the ordinary course of business and have been collected or, to Target's knowledge, are collectible in the book amounts thereof, less allowances for doubtful accounts and returns determined in accordance with GAAP and the past practices of Target. To Target's knowledge, none of the accounts receivable are subject to any material claim of offset or recoupment, or counterclaim and Target has no knowledge of any specific facts that would be reasonably likely to give rise to any such claim. To Target's knowledge, no material amount of accounts receivable are contingent upon the performance by Target of any obligation. No agreement for deduction or discount has been made with respect to any accounts receivable.

         2.8 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target and the Principal Stockholders, threatened (including allegations that could form the basis for future action) against Target or the Principal Stockholders, or any of their respective properties or officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Target, nor do Target or the Principal Stockholders have any reasonable expectation that any such activity, threat or allegation will be forthcoming. There is no judgment, decree or order against Target or the Principal Stockholders, or, to the knowledge of Target or the Principal Stockholders, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Target. All litigation to which Target is a party (or, to the knowledge of Target or the Principal Stockholders, threatened to become a party) is disclosed in the Target Disclosure Letter. Target does not have any plans to initiate any litigation, arbitration or other proceeding against any third party, other than for the routine collection of bills. The Principal Stockholders, in their own capacity, do not have any plans to initiate any litigation, arbitration or other proceeding against any third party relating to Target.

         2.9 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Target or any Principal Stockholder, that has or could reasonably be expected to have the effect of prohibiting or impairing any current business practice of Target, any acquisition of property by Target or the conduct of business by Target as currently conducted.

         2.10 Governmental Authorization. Target has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Target currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Target's business as currently conducted or the holding of any such interest ((i) and (ii) herein collectively called "Target Authorizations"), and all of such Target Authorizations are in full force and effect, except in each case of (i) and (ii), where the failure to obtain or have any such Target Authorizations could not reasonably be expected to have a Material Adverse Effect on Target.

         2.11 Title to Property. Target has good and valid title to all of its properties, interests in properties and assets, real and personal, used for the conduct of its business as presently conducted or which are reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of in the ordinary course of business since the Target Balance Sheet Date), or with respect to leased properties and assets, valid leasehold interests therein, in each case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt that are reflected on the Target Balance Sheet. All properties used in the operations of Target are reflected in the Target Balance Sheet to the extent GAAP require the same to be reflected. Schedule 2.11 identifies each parcel of real property owned or leased by Target.

         2.12 Intellectual Property.

                  (a) Target is the sole and exclusive owner of all Target Intellectual Property (defined below) free of all contingent and noncontingent liens, restrictions, interests, rights of reversion or termination, and all other encumbrances of any nature that could reasonably be expected to have a Material Adverse Effect. To Target's knowledge, the conduct of Target's business as currently conducted by Target or as currently proposed to be conducted will not infringe, misappropriate or violate any Intellectual Property (defined below) of others.

                  (b) All Target Intellectual Property that is the subject of any application, registration or issuance with or from any governmental entity is identified on Schedule 2.12; all such registered or issued Target Intellectual Property is valid and subsisting and is free from any challenge, and Target is not aware of any basis for any challenge thereto. All such applications, registrations and issuances have been properly maintained. Target has endeavored to adequately protect all other Target Intellectual Property through the use of confidentiality agreements and otherwise and Target is not aware of any use, exercise or exploitation of any Target Intellectual Property, except as authorized by Target.

                  (c) Each current employee and contractor of Target has executed and delivered (and to the knowledge of Target and the Principal Stockholders, is in compliance with) an agreement in substantially the form of Target's standard Proprietary Information and Inventions Agreement (in the case of an employee) or Target's standard Consulting Agreement (in the case of a contractor), which agreement provides written assignments of all title and rights to any Target Intellectual Property conceived or developed thereunder or otherwise in connection with his or her consulting or employment, and Target shall obtain an executed Proprietary Information and Inventions Agreement (in the case of an employee) and Consulting Agreement (in the case of a contractor) from each employee and contractor that has not so executed and delivered such agreements on the date hereof.

                  (d) "Intellectual Property" means patent rights; trade name, trademark, service mark and similar rights ("Mark" rights); copyrights; mask work rights; sui generis database rights; trade secret rights; moral rights; and all other intellectual and industrial property rights of any sort, and all applications, registrations, issuances and the like with respect thereto. "Target Intellectual Property" means all Intellectual Property that is owned by Target, or used, exercised, or exploited, or otherwise necessary for, Target's business as currently conducted.

         2.13 Environmental Matters. Target is and has at all times operated its business in material compliance with all Environmental Laws, and to the best knowledge of Target and the Principal Stockholders, no material expenditures are or will be required in order to comply with such Environmental Laws. "Environmental Laws" means all applicable statutes, rules, regulations, ordinances, orders, decrees, judgments, permits, licenses, consents, approvals, authorizations, and governmental requirements or directives or other obligations lawfully imposed by governmental authority under federal, state or local law pertaining to the protection of the environment, protection of public health, protection of worker health and safety, the treatment, emission and/or discharge of gaseous, particulate and/or effluent pollutants, and/or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C.ss. 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C.ss. 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C.ss. 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901, et seq. ("RCRA"), and the Toxic Substances Control Act, 15 U.S.C.ss. 2601, et seq.

         2.14 Taxes.

                  (a) All Tax returns, statements, reports, declarations and other forms and documents (including without limitation estimated Tax returns and reports and material information returns and reports) required to be filed with any Tax authority with respect to any Taxable period ending on or before the Closing, by or on behalf of Target (collectively, "Tax Returns" and individually a "Tax Return"), have been or will be completed and filed when due (including any extensions of such due date) and all amounts shown due on such Tax Returns on or before the Effective Time have been or will be paid on or before such date, except for such amounts contested in good faith as set forth on Schedule 2.14. The Target Financial Statements (i) fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the Target Balance Sheet Date in accordance with GAAP and Target has not and will not incur any Tax liability in excess of the amount reflected on the Target Balance Sheet included in the Target Financial Statements with respect to such periods, other than Taxes incurred in the ordinary course of its business following the Target Balance Sheet, and (ii) properly accrue in accordance with GAAP all material liabilities for Taxes payable after the Target Balance Sheet Date with respect to all transactions and events occurring on or prior to such date. No material Tax liability since the Target Balance Sheet has been incurred by Target other than in the ordinary course of business, and adequate provision has been made by Target for all Taxes since that date in accordance with GAAP on at least a quarterly basis.

                  (b) Target has previously provided or made available to Acquiror copies of all income, franchise, and sales Tax Returns as filed with the appropriate Tax authority, and, as reasonably requested by Acquiror, prior to the date hereof, presently existing information statements and reports. Target has withheld and paid to the applicable financial institution or Tax authority all amounts required to be withheld. To the best knowledge of Target, no Tax Returns filed with respect to Taxable years of Target through the Taxable year ended December 31, 1999 in the case of the United States, have been examined and closed. Target (or any member of any affiliated or combined group of which Target has been a member) has not granted any extension or waiver of the limitation period applicable to any Tax Returns that is still in effect. There is no material claim, audit, action, suit, proceeding, or (to the knowledge of Target or the Principal Stockholders) investigation now pending or (to the knowledge of Target or the Principal Stockholders) threatened against or with respect to Target in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax authority has been received by Target, and there are no liabilities for Taxes with respect to the issues that have been raised (and are currently pending) by any Tax authority that could, if determined adversely to Target, materially and adversely affect the liability of Target for Taxes. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Target. Target has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code. Neither Target nor any person on behalf of Target has entered into or will enter into any agreement or consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of any asset owned by Target. None of the assets of Target is property that Target is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former
Section 168(f)(8) of the Code. None of the assets of Target directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. None of the assets of Target is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Target has not made and will not make a consent dividend election under Section 565 of the Code. Target has not participated in (and will not participate in) an international boycott within the meaning of Section 999 of the Code. No Target stockholder is other than a United States person within the meaning of the Code. Target does not have and has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States of America and such foreign country and Target has not engaged in a trade or business within any foreign country. Target has elected to be treated as an S-corporation under the Code (the "Subchapter S Election"), and Target and the Principal Stockholders have reported income and filed tax returns consistently therewith since the date of such election. Target will continue to qualify as a "small business corporation" within the meaning of Section 1361(b) of the Code through the Closing. Target has not had and does not expect to have liability or any potential or deferred liability for Taxes pursuant to Section 1371(d)(2),
Section 1374 or Section 1375 of the Code, nor has Target been subjected to any other taxes (other than state income taxes) imposed pursuant to or resulting from its Subchapter S Election. All material elections with respect to Target's Taxes made during the fiscal year ending December 31, 1999 are reflected on the Target Tax Returns for such period, copies of which have been provided or made available to Acquiror. After the date of this Agreement and prior to the Effective Time, no material election with respect to Taxes will be made without the prior written consent of Acquiror, which consent not to be unreasonably withheld. Target is not party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. Target is not currently and never has been subject to the reporting requirements of Section 6038A of the Code. There is no agreement, contract or arrangement to which Target is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 280G (as determined without regard to Section 280G(b)(4), 162 (other than 162(a)) or 404 of the Code. Target is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated Tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than Target nor does Target owe any amount under any such Agreement. Target is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code. Other than by reason of the Merger, Target has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger, or as a result of the Merger, but only if such Section 481 adjustment results from any required change from the cash method of accounting to the accrual method of accounting.

                  (c) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used in this Section 2.14, the term "Target" means Target and any entity included in, or required under GAAP to be included in, any of the Target Financial Statements.

         2.15 Employee Benefit Plans.

                  (a) For all purposes under this Section 2.15 "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) that, together with Target, is treated as a single employer under Section 4001(b) of ERISA or
Section 414 of the Code. Except for the plans and agreements listed in Schedule
2.15 (collectively, the "Plans"), Target and its ERISA Affiliates do not maintain, are not a party to, do not contribute to and are not obligated to contribute to, and the employees or former employees of Target and its ERISA Affiliates and their dependents or survivors do not receive benefits under, any of the following (whether or not set forth in a written document):

                           (i) Any employee benefit plan, as defined in section
3(3) of the Employee Retirement Income Security Act of 1974, as amended
("ERISA");

                           (ii) Any bonus, deferred compensation, incentive,
restricted stock, stock purchase, stock option, stock appreciation right, phantom stock, supplemental pension, executive compensation, cafeteria benefit, dependent care, director or employee loan, fringe benefit, sabbatical, severance, termination pay or similar plan, program, policy, agreement or arrangement; or

                           (iii) Any plan, program, agreement, policy,
commitment or other arrangement relating to the provision of any benefit described in section 3(1) of ERISA to former employees or directors or to their survivors, other than procedures intended to comply with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

                  (b) Neither Target nor any ERISA Affiliate has, since January 1, 1994, terminated, suspended, discontinued contributions to or withdrawn from any employee pension benefit plan, as defined in section 3(2) of ERISA, including (without limitation) any multiemployer plan, as defined in section 3(37) of ERISA.

                  (c) Target has provided to Acquiror complete, accurate and current copies of each of the following:

                           (i) The text (including amendments) of each of the
Plans, to the extent reduced to writing;

                           (ii) A summary of each of the Plans, to the extent
not previously reduced to writing;

                           (iii) With respect to each Plan that is an employee
benefit plan (as defined in section 3(3) of ERISA), the following:

                                    (1) The most recent summary plan
description, as described in section 102 of ERISA;

                                    (2) Any summary of modifications that has
been distributed to participants but has not been incorporated in an updated summary plan description furnished under Subparagraph (1) above; and

                                    (3) The annual report, as described in
section 103 of ERISA, and (where applicable) actuarial reports, for the three most recent plan years for which an annual report or actuarial report has been prepared; and

                           (iv) With respect to each Plan that is intended to
qualify under section 401(a) of the Code the most recent determination letter concerning the plan's qualification under section 401(a) of the Code, as issued by the Internal Revenue Service, and any subsequent determination letter application.

                  (d) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the requirements of ERISA applicable to such Plan have been satisfied in all respects.

                  (e) With respect to each Plan that is subject to COBRA, the requirements of COBRA applicable to such Plan have been satisfied in all respects.

                  (f) With respect to each Plan that is subject to the Family Medical Leave Act of 1993, as amended, the requirements of such Act applicable to such Plan have been satisfied in all respects.

                  (g) Each Plan that is intended to qualify under section 401(a) of the Code meets the requirements for qualification under section 401(a) of the Code and the regulations thereunder, except to the extent that such requirements may be satisfied by adopting retroactive amendments under section 401(b) of the Code and the regulations thereunder or may be otherwise corrected without material cost to Target. Each such Plan has been administered in all respects in accordance with its terms (or, if applicable, such terms as will be adopted pursuant to a retroactive amendment under section 401(b) of the Code) and the applicable provisions of ERISA and the Code and the regulations thereunder.

                  (h) Neither Target nor any ERISA Affiliate has any accumulated funding deficiency under section 412 of the Code or any termination or withdrawal liability under Title IV of ERISA.

                  (i) All contributions, premiums or other payments due from the Target to (or under) any Plan have been fully paid or adequately provided for on the books and financial statements of Target. All accruals (including, where appropriate, proportional accruals for partial periods) have been made in accordance with prior practices.

         2.16 Employees and Consultants.

                  (a) Schedule 2.16 sets forth a true and complete list of all individuals employed by Target as of the date hereof and the position and base compensation payable to each such individual. Other than offer letters, each of which relate to employments-at-will and a form of which has been provided to Acquiror, there are no written or oral employment agreements, consulting agreements or termination or severance agreements to which Target is a party, or which relate to Target and to which the Principal Stockholders are party.

                  (b) Target is not a party to or subject to a labor union or a collective bargaining agreement or arrangement, is not a party to any labor or employment proceeding and to the knowledge of Target is not involved in any labor or employment dispute.

                  (c) The consummation of the transactions contemplated herein will not result in (i) any amount becoming payable to any employee, director or independent contractor of Target, (ii) the acceleration of payment or vesting of any benefit, option or right to which any employee, director or independent contractor of Target may be entitled, (iii) the forgiveness of any indebtedness of any employee, director or independent contractor of Target or (iv) any cost becoming due or accruing to Target or the Acquiror with respect to any employee, director or independent contractor of Target.

                  (d) Target is not obligated and upon consummation of the Merger will not be obligated to make any payment or transfer any property that would be considered a "parachute payment" under section 280G(b)(2) of the Code.

                  (e) To the knowledge of Target and the Principal Stockholders, no employee of Target has been materially injured in the work place or in the course of his or her employment except for injuries which are covered by insurance or for which a claim has been made under workers' compensation or similar laws.

                  (f) Target has complied in all material respects with the verification requirements and the record-keeping requirements of the Immigration Reform and Control Act of 1986 ("IRCA"); to the best knowledge of Target and the Principal Stockholders, the information and documents on which Target relied to comply with IRCA are true and correct; and there have not been any discrimination complaints filed against Target pursuant to IRCA, and to the knowledge of Target and the Principal Stockholders, there is no basis for the filing of such a complaint.

                  (g) Target has not received or been notified of any complaint by any employee, applicant, union or other party of any discrimination or other conduct forbidden by law or contract, nor to the knowledge of Target and the Principal Stockholders, is there a basis for any complaint.

                  (h) Target's action in complying with the terms of this Agreement will not violate any agreements with any of Target's employees.

                  (i) Target has filed all reports and information required to be filed under applicable law with respect to its employees that are due prior to the date hereof and otherwise has complied in all material respects in its hiring, employment, promotion, termination and other labor practices with all applicable federal and state law and regulations, including without limitation those within the jurisdiction of the United States Equal Employment Opportunity Commission, United States Department of Labor and state and local human rights or civil rights agencies. Target has filed and shall file any such reports and information that are required to be filed under applicable law prior to the Closing Date.

                  (j) Target is not aware that any of its employees or contractors is obligated under any agreement, commitments, judgment, decree, order or otherwise (an "Employee Obligation") that could reasonably be expected to interfere with the use of his or her best efforts to promote the interests of Target or that could reasonably be expected to conflict with any of Target's business as conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement nor the conduct of Target's business as conducted or proposed to be conducted, will, to Target's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Employee Obligation.

         2.17 Related-Party Transactions. No Target stockholder or employee, officer or director of Target or member of his or her immediate family is indebted to Target, nor is Target indebted (or committed to make loans or extend or guarantee credit) to any of them. To Target's knowledge, no Target stockholder or employee, officer or director of Target or member of his or her immediate family has any direct or indirect controlling interest in any firm or corporation with which Target is affiliated or with which Target has a business relationship, or any firm or corporation that competes with Target, except to the extent that such employees, officers or directors or stockholders and members of their immediate families own stock in publicly traded companies that may compete with the Company. To Target's knowledge, no member of the immediate family of any officer or director of Target is directly or indirectly interested in any material contract with Target.

         2.18 Insurance. Target has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Target. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target is otherwise in material compliance with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         2.19 Compliance with Laws. Target has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Target.

         2.20 Brokers' and Finders' Fees. Except as set forth on Schedule 2.20, Target has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         2.21 [Intentionally Omitted]

         2.22 Vote Required. The affirmative vote of the holders of a majority of the Target Common Stock outstanding is the only vote of the holders of any of Target's Capital Stock necessary to approve this Agreement and the transactions contemplated hereby.

         2.23 [Intentionally Omitted]

         2.24 [Intentionally Omitted]

         2.25 Customers and Suppliers. As of the date hereof, no customer which individually accounted for more than 1% of Target's gross revenues during the 12 month period preceding the date hereof, and no supplier of Target, has canceled or otherwise terminated, or made any written threat to Target to cancel or otherwise terminate its relationship with Target for any reason including, without limitation, the consummation of the transactions contemplated hereby, or has at any time on or after December 31, 1999 decreased materially its services or supplies to Target in the case of any such supplier, or its usage of the services or products of Target in the case of such customer, and to the best knowledge of Target and the Principal Stockholders, no such supplier or customer intends to cancel or otherwise terminate its relationship with Target or to decrease materially its services or supplies to Target or its usage of the services or products of Target, as the case may be. Target has not breached, so as to provide a benefit to Target that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Target.

         2.26 Material Contracts. Except for the material contracts described in
Schedule 2.26 (collectively, the "Material Contracts") Target is not a party to or bound by any material contract, including without limitation:

                  (a) any distributor, sales, advertising, agency or manufacturer's representative contract involving more than $50,000 over the life of the contract;

                  (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $50,000 over the life of the contract;

                  (c) any contract that expires or may be renewed at the option of any person other than the Target so as to expire more than one year after the date of this Agreement;

                  (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

                  (e) any contract for capital expenditures in excess of $50,000 in the aggregate;

                  (f) any contract limiting the freedom of the Target to engage in any line of business or to compete with any other Person as that term is defined in the Exchange Act (as defined herein) or any confidentiality, secrecy or non-disclosure contract;

                  (g) any contract pursuant to which Target leases any real property;

                  (h) any contract pursuant to which the Target is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

                  (i) any contract with any affiliate (as defined under the rules and regulations promulgated under the Securities Act of 1933, as amended);

                  (j) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person;

                  (k) any license, sublicense or other agreement to which Target is a party (or by which it or any Target Intellectual Property is bound or subject) and pursuant to which any person has been or may be assigned, authorized to use, or given access to any Target Intellectual Property;

                  (l) any license, sublicense or other agreement pursuant to which Target has been or may be assigned or authorized to use (A) any third party Intellectual Property or (B) any Target Intellectual Property (in both cases, other than off the shelf software products used in its business under various "shrink wrap" licenses);

                  (m) any agreement pursuant to which Target has deposited or is required to deposit with an escrow holder or any other person or entity, all or part of the source code (or any algorithm or documentation contained in or relating to any source code) of any Target Intellectual Property ("Source Materials"); and

                  (n) any agreement to indemnify, hold harmless or defend any other person with respect to any assertion of personal injury, damage to property or Intellectual Property infringement, misappropriation or violation or warranting the lack thereof, other than indemnification provisions contained in customary purchase orders/purchase agreements/product licenses arising in the ordinary course of business.

         2.27 No Breach of Material Contracts. The Target has materially performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of any Material Contract. Each of the Material Contracts is in full force and effect, unamended, and there exists no default or event of default or event, occurrence, condition or act, with respect to Target or to Target's knowledge with respect to the other contracting party, or otherwise that, with or without the giving of notice, the lapse of the time or the happening of any other event or conditions, could reasonably be expected to (A) become a default or event of default under any Material Contract, which default or event of default could reasonably be expected to have a Material Adverse Effect on Target or (B) result in the loss or expiration of any material right or option by Target (or the gain thereof by any third party) under any Material Contract or (C) result in the release, disclosure or delivery to any third party of any part of the Source Materials (as defined in Section 2.26(m)). True, correct and complete copies of all Material Contracts have been delivered to the Acquiror.

         2.28 Third-Party Consents. Schedule 2.28 lists all Material Contracts that require a novation or consent to assignment, as the case may be, prior to the Effective Time so that Acquiror shall be made a party in place of Target or as assignee (the "Contracts Requiring Novation or Consent to Assignment"). Such list is complete and accurate.

         2.29 [Intentionally Omitted]

         2.30 Minute Books. The minute books of Target made available to Acquiror contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of Target through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

         2.31 Complete Copies of Materials. Target has delivered or made available true and complete copies of each document which has been requested by Acquiror or its counsel in connection with their legal and accounting review of Target.

         2.32 Representations Complete. None of the representations or warranties made by Target herein or in any Schedule hereto, including the Target Disclosure Schedule, or certificate furnished by Target pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE II-A

          REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDERS

         In addition to the joint and several representations made in Article II hereof, the Principal Stockholders, severally but not jointly, hereby represent and warrant to Acquiror and Merger Sub that the statements contained in this
Article II-A are true and correct, except as set forth in the disclosure letter delivered by the Principal Stockholders to Acquiror prior to the execution and delivery of this Agreement (the "Principal Stockholders Disclosure Letter"). The Principal Stockholders Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II-A, provided that items disclosed for any particular section herein shall be deemed disclosed for all purposes where the context reasonably relates. Any reference in this Article II-A to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (ii) the availability of specific performance, injunctive relief and other equitable remedies.

         2A.1 Authority.

                  (a) Each Principal Stockholder has all requisite power, corporate or otherwise, and authority to enter into this Agreement, the Voting Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Principal Stockholder. This Agreement and other Transaction Documents have been duly executed and delivered by each Principal Stockholder and constitute the valid and binding obligations of each such Principal Stockholder enforceable against such Principal Stockholder in accordance with their terms.

                  (b) The execution and delivery of this Agreement and the other Transaction Documents by each Principal Stockholder do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) if applicable, any provision of the Certificate of Incorporation or Bylaws or other organizational documents of such Principal Stockholder, as amended, or (ii) any material contract or any material permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Principal Stockholder or any of its properties or assets.

         2A.2 Title to Stock. Each Principal Stockholder has good and valid title to the Target Common Stock held by it, free and clear of all liens, encumbrances, equities or claims. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating the Principal Stockholder or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

                                   ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB
            ---------------------------------------------------------

         Acquiror and Merger Sub, jointly and severally, represent and warrant to Target that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule delivered by Acquiror to Target prior to the execution and delivery of this Agreement (the "Acquiror Disclosure Schedule"). The Acquiror Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III, provided that items disclosed for any particular section herein shall be deemed disclosed for all purposes where the context reasonably relates. Any reference in this Article III to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to
(i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (ii) the availability of specific performance, injunctive relief and other equitable remedies.

         3.1 Organization, Standing and Power. Each of Acquiror and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror. Acquiror has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Acquiror and its subsidiaries, each as amended to date, to Target. Neither Acquiror nor Merger Sub (or any other subsidiary) is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents. Acquiror is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Acquiror free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Acquiror or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Except as disclosed in the Acquiror SEC Documents (as defined in Section 3.4), Acquiror does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         3.2 Capital Structure. The authorized capital stock of Acquiror consists of 200,000,000 shares of Common Stock, $0.001 par value, and 10,000,000 shares of Preferred Stock, $0.001 par value, of which there were issued and outstanding as of the close of business on the date hereof, 26,720,364 shares of Common Stock and no shares of Preferred Stock. There are no other outstanding shares of capital stock or voting securities of Acquiror and no outstanding commitments to issue any shares of capital stock or voting securities after the date of this Agreement other than pursuant to the exercise of options issued under the 1999 Stock Incentive Plan (the "Acquiror Stock Option Plan"). The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, $0.001 par value, all of which are issued and outstanding and are held by Acquiror. All outstanding shares of Acquiror and Merger Sub have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof and are not subject to preemptive rights, rights of first refusal or other similar rights created by statute, the Certificate of Incorporation or Bylaws of Acquiror or Merger Sub or any agreement to which Acquiror or Merger Sub is a party or by which it is bound. As of the date hereof, Acquiror had reserved (i) 6,655,600 shares of Common Stock for issuance to employees, directors and independent contractors pursuant to the Acquiror Stock Option Plan, of which approximately 498,247 shares had been issued pursuant to option exercises, and approximately 5,785,448 shares were subject to outstanding, unexercised options, (ii) 750,000 shares of Common Stock pursuant to Acquiror's Employee Stock Purchase Plan, and (iii) 4,182,800 shares of Acquiror Common Stock upon the exercise of options not issued under the Acquiror Stock Option Plan. Other than as set forth above and the commitment to issue shares of Common Stock pursuant to this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Acquiror or Merger Sub is a party or by which either of them is bound obligating Acquiror or Merger Sub to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Acquiror or Merger Sub or obligating Acquiror or Merger Sub to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of Acquiror Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid, and non-assessable, will not be subject to any preemptive or other statutory right of stockholders, will be issued in compliance with applicable U.S. Federal and state securities laws and will be free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. There are no contracts, commitments or agreements relating to voting, registration, purchase or sale of Acquiror's capital stock (i) between or among Acquiror and any of its stockholders or (ii) to the best of Acquiror's knowledge, between or among any of Acquiror's stockholders or between any of Acquiror's stockholders and any third party.

         3.3 Authority.

                  (a) Each of Acquiror and Merger Sub has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Acquiror and Merger Sub. This Agreement and the other Transaction Documents have been duly executed and delivered by each of Acquiror and Merger Sub and constitute the valid and binding obligations of each of Acquiror and Merger Sub enforceable against Acquiror and Merger Sub in accordance with their terms.

                  (b) The execution and delivery of this Agreement and the other Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Acquiror or any of its subsidiaries, as amended, or (ii) any material agreement contained or required to be contained as an exhibit to any Acquiror SEC Documents (as defined) or any instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or any of its subsidiaries or their properties or assets.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or any of its subsidiaries in connection with the execution and delivery of this Agreement or the other Transaction Documents by Acquiror or the consummation by Acquiror of the transactions contemplated hereby or thereby, except for (i) the filing of the Agreement of Merger, together with the required officers' certificates, as provided in Section 1.2, (ii) the filing of a Form 8-K with the SEC and National Association of Securities Dealers ("NASD") within 15 days after the Closing Date, (iii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (iv) such filings as may be required under HSR, (v) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares, with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Capital Stock in the Merger and upon exercise of the options under the Target Stock Option Plan assumed by Acquiror, and (vii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

         3.4 SEC Documents; Financial Statements. Acquiror has furnished to Target a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act")), definitive proxy statement, and other filing filed with the SEC by Acquiror since its inception, and, prior to the Effective Time, Acquiror will have furnished Target with true and complete copies of any additional documents filed with the SEC by Acquiror prior to the Effective Time (collectively, the "Acquiror SEC Documents"). In addition, Acquiror has made available to Target all exhibits to the Acquiror SEC Documents filed prior to the date hereof, and will promptly make available to Target all exhibits to any additional Acquiror SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Target SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither Acquiror nor any of its subsidiaries is in default thereunder. As of their respective filing dates, the Acquiror SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror SEC Document. The financial statements of Acquiror, including the notes thereto, included in the Acquiror SEC Documents (the "Acquiror Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q). The Acquiror Financial Statements fairly present the consolidated financial condition and operating results of Acquiror and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

         3.5 Absence of Certain Changes. Since June 30, 2000 (the "Acquiror Balance Sheet Date"), Acquiror has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Acquiror; or (ii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Acquiror or any revaluation by Acquiror of any of its assets.

         3.6 Litigation. Except as disclosed in the Acquiror SEC Documents, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquiror or any of its subsidiaries, threatened (including allegations that could form the basis for such future actions) against Acquiror or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Acquiror. There is no judgment, decree or order against Acquiror or any of its subsidiaries or, to the knowledge of Acquiror or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Acquiror. Acquiror does not have any plans to initiate any litigation, arbitration or other proceeding against any third party, other than for routine collection on bills.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME
                       -----------------------------------

         4.1 Conduct of Business of Target and Acquiror. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Target and Acquiror each agree (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its and its subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Each of Target and Acquiror further agrees to (i) pay and to cause its subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or Taxes, (ii) subject to the other's consent to the filing of material Tax Returns if applicable, to pay or perform other obligations when due, and (iii) to use all commercially reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, keep available the services of its and its subsidiaries' present officers and key employees and preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Target and Acquiror agree to promptly notify the other of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could have a Material Adverse Effect on it. Without limiting the foregoing, except as expressly contemplated by this Agreement, neither Target nor Acquiror shall do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of the other:

                  (a) Charter Documents. Cause or permit any amendments to its Certificate or Articles of Incorporation or Bylaws;

                  (b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

                  (c) Other. Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) and (b) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

         4.2 Conduct of Business of Target During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, Target shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Acquiror:

                  (a) Material Contracts. Enter into any material contract, agreement, license or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts, agreements or licenses other than in the ordinary course of business consistent with past practice;

                  (b) Stock Option Plans, etc. Accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

                  (c) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of Target Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement;

                  (d) Intellectual Property. Transfer to or license any person or entity or otherwise extend, amend or modify any rights to its Intellectual Property other than the grant of non-exclusive licenses in the ordinary course of business consistent with past practice;

                  (e) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing, manufacturing or other exclusive rights of any type or scope with respect to any of its products or technology;

                  (f) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole;

                  (g) Indebtedness. Incur or commit to incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others other than in the ordinary course of business consistent with past practices;

                  (h) Leases. Enter into any operating lease requiring payments in excess of $50,000;

                  (i) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $50,000 in any one case or $150,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the applicable Financial Statements;

                  (j) Capital Expenditures. Incur or commit to incur any capital expenditures in excess of $50,000 in the aggregate;

                  (k) Insurance. Materially reduce the amount of any insurance coverage provided by existing insurance policies;

                  (l) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

                  (m) Employee Benefits; Severance. Take any of the following actions: (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of non-officer employees in the ordinary course of business and in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any officer or employee,
(iii) enter into any collective bargaining agreement, or (iv) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                  (n) Lawsuits. Commence a lawsuit or arbitration proceeding other than (i) for the routine collection of bills, or (ii) for a breach of this Agreement;

                  (o) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole;

                  (p) Taxes. Make any material tax election other than in the ordinary course of business and consistent with past practice, change any material tax election, adopt any tax accounting method other than in the ordinary course of business and consistent with past practice, change any tax accounting method, file any tax return (other than any estimated tax returns, immaterial information returns, payroll tax returns or sales tax returns) or any amendment to a tax return, enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment provided that Acquiror shall not unreasonably withhold or delay approval of any of the foregoing actions;

                  (q) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

                  (r) Related Parties. Enter into any agreements, commitments or contracts with any of its affiliates (as defined in the Exchange Act) or other related parties, or otherwise dispose of any assets or waive any rights or obligations in favor of the foregoing.

                  (s) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through (r) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

         4.3 Notices. Each of Acquiror and Target shall give all notices and other information required to be given to its employees, any collective bargaining unit representing any group of its employees, and any applicable government authority under the National Labor Relations Act, the Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS
                              ---------------------

         5.1 No Solicitation.

                  (a) From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Target shall not, directly or indirectly, through any officer, director, employee, stockholder, representative or agent, except to the extent required by applicable law, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of all or substantially all of the assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Target, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as a "Takeover Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Takeover Proposal, or (iii) agree to, approve or recommend any Takeover Proposal.

                  (b) Target shall notify Acquiror immediately (and no later than 24 hours) after receipt by Target (or its advisors or agents) of any Takeover Proposal or any request for information in connection with a Takeover Proposal or for access to the properties, books or records of Target by any person or entity that informs Target that it is considering making, or has made, a Takeover Proposal prior to the earlier of the Effective Time or the termination of this Agreement. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

         5.2 Intentionally Omitted.

         5.3 Stockholder Meeting or Consent Solicitations. Target shall promptly after the date hereof take all actions necessary to either (i) call a meeting of its stockholders to be held for the purpose of voting upon this Agreement and the Merger or (ii) commence a consent solicitation to obtain such approvals. Target will, through its Board of Directors, recommend to its stockholders approval of such matters as soon as practicable after the date hereof. Target shall use all reasonable efforts to solicit from its stockholders proxies or consents in favor of such matters.

         5.4 Access to Information.

                  (a) Each of Acquiror and Target shall afford the other party and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of its and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. Each of Acquiror and Target agrees to provide to the other party and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

                  (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

                  (c) No information or knowledge obtained in any investigation pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         5.5 Confidentiality. The parties acknowledge that Acquiror and Target have previously executed a non-disclosure agreement dated August 24, 2000 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

         5.6 Public Disclosure. Unless otherwise permitted by this Agreement, Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by Acquiror to comply with the rules and regulations of the SEC or any obligations pursuant to any listing agreement with any national securities exchange.

         5.7 Consents; Cooperation.

                  (a) Each of Acquiror and Target shall promptly apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including those required under HSR, and shall use its reasonable best efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other federal or state antitrust or fair trade law.

                  (b) Each of Acquiror and Target shall use all commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Acquiror and Target shall cooperate and use all commercially reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Acquiror and Target decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that neither Target nor Acquiror shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the earlier of (i) November 30, 2000 or (ii) the date of a ruling preliminarily enjoining the Merger issued by a court of competent jurisdiction. Each of Acquiror and Target shall use all commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

                  (c) Notwithstanding the foregoing, neither Acquiror nor Target shall be required to agree, as a condition to any approval, to divest itself of or hold separate any subsidiary, division or business unit which is material to the business of such party and its subsidiaries, taken as a whole, or the divestiture or holding separate of which would be reasonably likely to have a Material Adverse Effect on (A) the business, properties, assets, liabilities, financial condition or results of operations of such party and its subsidiaries, taken as a whole or (B) the benefits intended to be derived as a result of the Merger.

         5.8 Update Disclosure; Breaches. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party, by written update to its Disclosure Schedule, of (i) the occurrence or non-occurrence of any event which would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of Target or Acquiror, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. The delivery of any notice pursuant to this
Section 5.8 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice, provided that such party, within ten days after receipt of such notice, advises the other party of its objection to the matter disclosed in such notice and the nature of such objection.

         5.9 Stockholder Agreements. Upon the execution of this Agreement, Target will provide Acquiror with a list of those persons who are, in Target's reasonable judgment, "affiliates" of Target, within the meaning of Rule 145 under the Securities Act ("Rule 145"). Each such person who is an "affiliate" of Target within the meaning of Rule 145 is referred to herein as an "Affiliate." Target shall provide Acquiror such information and documents as Acquiror shall reasonably request for purposes of reviewing such list and shall notify Acquiror in writing regarding any change in the identity of its Affiliates prior to the Closing Date. Target shall use its best efforts to deliver or cause to be delivered to Acquiror as soon as practicable after the date hereof from each of the Affiliates of Target, an executed agreement, in the form attached hereto as Exhibit D ("Target Affiliate Agreement"). Acquiror shall be entitled to place appropriate legends on the certificates evidencing any Acquiror Common Stock to be received by Affiliates of Target pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Acquiror Common Stock, consistent with the terms of the Target Affiliate Agreement.

         5.10 Indemnification.

                  (a) From and after the Effective Time, Acquiror and the Surviving Corporation jointly and severally shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director or employee of Target or any of its subsidiaries (the "Indemnified Parties") in respect of acts or omissions occurring on or prior to the Effective Time to the fullest extent permitted under applicable law and as provided under Target's Certificate of Incorporation, Bylaws and indemnification agreements in effect on the date hereof.

                  (b) If Acquiror or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving person of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in each such case, proper provision shall be made so that such successors or assigns of Acquiror or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.10.

         5.11 Voting Agreements. Target shall use its best efforts to cause the Principal Stockholders and its directors and officers to execute and deliver to Acquiror a Voting Agreement substantially in the form of Exhibit B attached hereto concurrently with the execution of this Agreement.

         5.12 Legal Requirements. Each of Acquiror and Target will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

         5.13 Promissory Notes; Deferred Compensation. The Unsecured Convertible Promissory Note payable to Peregrine Systems, Inc., dated October 25, 1999, in the principal amount of $100,000 shall be paid and satisfied in full by Target prior to the Effective Date. All of Target's obligations under the Deferred Compensation Agreements, dated February 24, 1997 between Target and Bart Greenwood and Target and Justin Williams for deferred compensation shall be satisfied prior to the Effective Date. The promissory notes, dated January 1, 2000, issued by Justin Williams in the principal amount of $57,812.50 and to Bart Greenwood in the principal amount $429,680 shall be amended such that such notes shall be due and payable on December 31, 2000.

         5.14 Blue Sky Laws. Acquiror shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Common Stock in connection with the Merger. Target shall use its reasonable best efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock in connection with the Merger.

         5.15 Stock Options.

                  (a) At the Effective Time, the Target Stock Option Plan and each Target Option, whether vested or unvested, shall be assumed by Acquiror, and Target's repurchase right with respect to any unvested option shares granted under the Target Stock Option Plan shall be assigned to Acquiror. On the Closing Date, Target shall deliver to Acquiror an updated Option Schedule current as of such date. Each Target Option so assumed by Acquiror under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Target Stock Option Plan immediately prior to the Effective Time, except that (i) such Target Option shall be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Target Common Stock that were issuable upon exercise of such Target Option immediately prior to the Effective Time multiplied by the Option Exchange Ratio (as defined below) and rounded down to the nearest whole number of shares of Acquiror Common Stock, (ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such Target Option shall be equal to the quotient determined by dividing the exercise price per share of Target Common Stock at which such option was exercisable immediately prior to the Effective Time by the Option Exchange Ratio, rounded up to the nearest whole cent. Except as provided in the Target Disclosure Letter, the vesting of any unvested Target Options will not accelerate as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby. Within 45 business days after the Effective Time, Acquiror will issue to each person who, immediately prior to the Effective Time was a holder of a Target Option a document evidencing the foregoing assumption of such Target Option by Acquiror. The "Option Exchange Ratio" shall equal the quotient obtained by dividing the Option Shares (as defined below) by the number of shares of Target Common Stock issuable pursuant to the exercise of all Target Options. The "Option Shares" shall equal the quotient obtained by dividing the Target Optionholder Consideration by the Closing Price.

                  (b) Acquiror shall take all corporate action necessary to reserve and make available for issuance a sufficient number of shares of Acquiror Common Stock for delivery under Target Options assumed in accordance with this Section 5.15. Promptly after the Effective Time, Acquiror shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Acquiror Common Stock subject to such Target Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as such Target Options remain outstanding to the extent permitted by the SEC.

         5.16 Escrow Agreement. On or before the Effective Time, Acquiror, Target, the Escrow Agent and the Stockholders' Agent (as defined in Article VIII hereto) will execute the Escrow Agreement contemplated by Article VIII in the form attached hereto as Exhibit C.

         5.17 Listing of Additional Shares. Prior to the Effective Time, if required, Acquiror shall file with Nasdaq a Notification Form for Listing of Additional Shares with respect to the Total Acquiror Shares and any additional shares of Acquiror Common Stock required to be reserved for issuance upon exercise of Target Options assumed by Acquiror and shall use reasonable best efforts to get such shares accepted for quotation.

         5.18 Additional Agreements; Reasonable Best Efforts. Each of the parties agrees to use their reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party, including by provision of information. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of Target or Acquiror, the proper officers and directors of each party to this Agreement shall take all such necessary action.

         5.19 Employee Benefits. Acquiror shall take such reasonable actions, to the extent permitted by Acquiror's benefits program, as are necessary to allow eligible employees of Target to participate in the benefit programs of Acquiror, or alternative benefits programs in the aggregate substantially comparable to those applicable to employees of Acquiror on similar terms, as soon as practicable after the Effective Time of the Merger. For purposes of satisfying the terms and conditions of such programs, to the extent permitted by Acquiror's benefit programs, Acquiror shall give full credit for eligibility, or vesting for each participant's period of service with Target. Notwithstanding the foregoing, Acquiror's undertakings described in this Section 5.19 are subject to the terms and conditions of any applicable insurance policies and requirements of relevant insurers.

         5.20 Reincorporation. Immediately prior to the Effective Time, Target shall reincorporate as a corporation organized under the DGCL.

         5.21 Lock-Up Agreements. Each stockholder of Target shall execute a lock-up agreement in the form of Exhibit H attached hereto.

         5.22 Subsidiary. All capital stock outstanding of Synet Deutschland Servicegesellschaft mbH not owned by Target shall be exchanged for 13,750 shares of Class B Common Stock of Target.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER
                            ------------------------

         6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

                  (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of Target Common Stock as of the record date set for the Target Stockholders Meeting, or solicitation of stockholder consents, and any agreements or arrangements that may result in the payment of any amount that would not be deductible by reason of Section 280G of the Code shall have been approved by such number of stockholders of Target as is required by the terms of Section 280G(b)(5)(B) and the parties to such agreements shall have agreed in writing to forego payments if stockholder approval is not obtained.

                  (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

                  (c) Governmental Approval. Acquiror and Target and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state Blue Sky laws, and under HSR.

                  (d) Tax Opinion. Target shall have received a written opinion from Willkie Farr & Gallagher, dated as of the Effective Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code. In preparing such tax opinion, counsel may rely on reasonable assumptions and may also rely on (and to the extent reasonably required, the parties and Target's stockholders shall make) reasonable representations related thereto.

                  (e) Listing of Additional Shares. If required, the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares, with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Common Stock in the Merger and upon exercise of the options under the Target Stock Option Plan assumed by Acquiror shall have been made and accepted.

                  (f) Escrow Agreement. Acquiror, Target, Escrow Agent and the Stockholder's Agent (as defined in Article VIII hereto) shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit C.

         6.2 Additional Conditions to Obligations of Target. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by
Target:

                  (a) Representations, Warranties and Covenants. Except as disclosed in the Acquiror Disclosure Schedule, (i) the representations and warranties of Acquiror and Merger Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Acquiror and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

                  (b) Certificate of Acquiror. Target shall have been provided with a certificate executed on behalf of Acquiror by its chief executive officer and chief financial officer to the effect that, as of the Effective Time:

                           (i) all representations and warranties made by
Acquiror and Merger Sub under this Agreement are true and complete in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time; and

                           (ii) all covenants, obligations and conditions of
this Agreement to be performed by Acquiror and Merger Sub on or before such date have been so performed in all material respects.

                  (c) Legal Opinion. Target shall have received a legal opinion from Acquiror's legal counsel substantially in the form attached as Exhibit E hereto.

                  (d) No Material Adverse Changes. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects (a "Material Adverse Change") of Acquiror and its subsidiaries, taken as a whole, except for such as are directly or indirectly attributable to or arise out of general market or industry conditions; provided, that, a decline in the market price of the Acquiror Common Stock shall not be deemed a Material Adverse Change absent any other occurrence or event that itself would be deemed a Material Adverse Change.

                  (e) Third Party Consents. Target shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the material contracts of Acquiror filed or required to be filed as exhibits to the Acquiror SEC Documents, if failure to obtain such consents or approvals would or would reasonably be expected to have a Material Adverse Effect on Acquiror.

                  (f) Injunctions or Restraints on Merger and Conduct of Business. No proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking to prevent the consummation of the Merger shall be pending. In addition, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Acquiror's conduct or operation of the business of Acquiror and its subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

         6.3 Additional Conditions to the Obligations of Acquiror and Merger Sub. The obligations of Acquiror and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

                  (a) Representations, Warranties and Covenants. Except as disclosed in the Target Disclosure Schedule (i) the representations and warranties of Target in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

                  (b) Certificate of Target. Acquiror shall have been provided with a certificate executed on behalf of Target by its chief executive officer and chief financial officer to the effect that, as of the Effective Time:

                           (i) all representations and warranties made by Target
under this Agreement are true and complete in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time; and

                           (ii) all covenants, obligations and conditions of
this Agreement to be performed by Target on or before such date have been so performed in all material respects.

                  (c) Third Party Consents. Acquiror shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the contracts of Target set forth on Schedule 2.26 hereto, if failure to obtain such consents or approvals would or would reasonably be expected to have a Material Adverse Effect on Target.

                  (d) Injunctions or Restraints on Merger and Conduct of Business. No proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking to prevent the consummation of the Merger shall be pending. In addition, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Acquiror's conduct or operation of the business of Target and its subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

                  (e) Legal Opinion. Acquiror shall have received a legal opinion from Target's legal counsel, in substantially the form attached hereto as Exhibit G.

                  (f) No Material Adverse Changes. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Target and its subsidiaries, taken as a whole, except for such as are directly or indirectly attributable to or arise out of general market or industry conditions.

                  (g) Affiliate Agreements. Acquiror shall have received from the Affiliates of Target an executed Affiliate Agreement in substantially the form attached hereto as Exhibit D.

                  (h) Employment and Non-Competition Agreements. Employees of Target identified by Acquiror prior to the Effective Date shall have entered into an Employment and Non-Competition Agreement with Acquiror in a form reasonably acceptable to Acquiror.

                  (i) Dissenting Shares. The number of Dissenting Shares shall be less than 5% of the outstanding Target Common Stock.

                  (j) Lock-up Agreements. Each stockholder of Target shall have executed and delivered a Lock-up Agreement in the form of Exhibit H hereto.


                                   ARTICLE VII

                   TERMINATION, EXPENSES, AMENDMENT AND WAIVER
                   -------------------------------------------

         7.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Target or Acquiror, this Agreement may be terminated:

                  (a) by mutual consent duly authorized by the Boards of Directors of Acquiror and Target;

                  (b) by either Acquiror or Target, if, without fault of the terminating party, the Closing shall not have occurred on or before October 31, 2000 (provided, a later date may be agreed upon in writing by the parties hereto, and provided further that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

                  (c) by Acquiror, if (i) Target shall breach any representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within ten (10) business days of receipt by Target of written notice of such breach (15 business days if Target is at the end of such 10 day period taking reasonable steps to cure such breach), provided that the right to terminate this Agreement by Acquiror under this Section 7.1(c)(i) shall not be available to Acquiror where Acquiror is at that time in willful breach of this Agreement, (ii) the Board of Directors of Target shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Acquiror or shall have resolved to do any of the foregoing, provided that the right to terminate this Agreement by Acquiror under this Section 7.1(c)(ii) shall not be available to Acquiror where Acquiror is at that time in willful breach of this Agreement, or (iii) for any reason Target fails to call and hold the Target Stockholders Meeting or commence solicitation of stockholder consents by October 15, 2000, provided that the right to terminate this Agreement by Acquiror under this Section 7.1(c)(iii) shall not be available to Acquiror where Acquiror is at that time in material breach of this Agreement;

                  (d) by Target, if (i) Acquiror shall breach any representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within ten (10) days following receipt by Acquiror of written notice of such breach (15 business days if Acquiror is at the end of such 10 day period taking reasonable steps to cure such breach), provided that the right to terminate this Agreement by Target under this Section 7.1(d)(i) shall not be available to Target where Target is at that time in material breach of this Agreement, or (ii) the Board of Directors of Acquiror shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Target or shall have resolved to do any of the foregoing, provided that the right to terminate this Agreement by Target under this Section 7.1(d)(ii) shall not be available to Target where Target is at that time in willful breach of this Agreement;

                  (e) by Acquiror if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (ii) if any required approval of the stockholders of Target shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders and any adjournment thereof; or

                  (f) by Target if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable.

         7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror or Target or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 5.5 (Confidentiality), Section 7.3 (Expenses and Termination Fees) and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement.

         7.3 Expenses and Termination Fees. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense. The Principal Stockholders shall pay all fees and expenses set forth on Schedule 2.20 hereto pro rata based on the number of shares of Target Common Stock owned by each.

         7.4 Amendment. The Boards of Directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto and in accordance with applicable law.

         7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed and in its sole and absolute discretion, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                           ESCROW AND INDEMNIFICATION
                           --------------------------

         8.1 Survival of Representations, Warranties and Covenants. Notwithstanding any investigation conducted before or after the Closing Date, and notwithstanding any implied knowledge or notice of any facts or circumstances which Acquiror or Target may have as a result of such investigation or otherwise, Acquiror and Target will be entitled to rely upon the other party's representations, warranties and covenants set forth in this Agreement, provided that neither Target nor Acquiror shall be liable to the other for breaches of any representations, warranties or covenants if the other had actual knowledge of such breach and, notwithstanding such actual knowledge, signed this Agreement and consummated the Merger. The obligations of Target and the Principal Stockholders with respect to their representations, warranties, agreements and covenants will survive the Closing and continue in full force and effect until the date 12 months following the Effective Time (the "Termination Date"), at which time, subject to Section 8.5, the representations, warranties and covenants of the parties set forth in this Agreement and any liability of the parties with respect to those representations, warranties and covenants will terminate; provided that the representations and warranties contained in Section
2.14 shall survive the Termination Date until the expiration of the applicable statute of limitations. If a claim is made by Acquiror or Merger Sub prior to the expiration of any representations, warranties, agreements or covenants, such claim shall survive until such claim is finally resolved. The obligations of Acquiror and Merger Sub with respect to their representations, warranties, agreements and covenants will terminate at the Closing.

         8.2 Indemnity. From and after the Effective Time of the Merger, and subject to the provisions of Section 8.1, Acquiror and the Surviving Corporation (on or after the Closing Date) shall be indemnified and held harmless by the Principal Stockholders, jointly and severally, against, and reimbursed for, any liability, damage, loss, obligation, demand, judgment, fine, penalty, cost or expense, including reasonable attorneys' fees and expenses, and the costs of investigation incurred in defending against or settling such liability, damage, loss, cost or expense or claim therefor and any amounts paid in settlement thereof, imposed on or reasonably incurred by Acquiror or the Surviving Corporation as a result of (i) any breach of any representation, warranty, agreement or covenant on the part of Target or the Principal Stockholders under this Agreement or (ii) any of the matters listed on Schedule 2.8 (collectively the "Damages"); provided, however, that the term "Damages" shall include only direct, and not consequential, damages unless such damages result from a breach of a representation, warranty, agreement or covenant on the part of Target or the Principal Stockholders not made in good faith, in which case "Damages" shall also include consequential damages. "Damages" as used herein is not limited to matters asserted by third parties, but includes Damages incurred or sustained by Acquiror in the absence of claims by a third party. Notwithstanding the foregoing, any representation and warranty made herein by a Principal Stockholder relating to the Principal Stockholder individually shall be made on an individual basis and shall be made severally but not jointly, and any indemnification obligation resulting therefrom shall likewise be several and not joint. Furthermore, notwithstanding anything to the contrary in this Agreement, in no event shall a Principal Stockholder be liable for Damages in an amount in excess of the aggregate consideration received by such Principal Stockholder in the Merger.

         8.3 Escrow Fund. As security for the indemnity provided for in Section
8.2 hereof, the Escrowed Consideration shall be deposited by Acquiror in an escrow account with The Chase Manhattan Bank (or other mutually acceptable institution) as Escrow Agent (the "Escrow Agent"), as of the Effective Time, such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth in this Agreement and the provisions of an Escrow Agreement to be executed and delivered pursuant to Section 5.16. The Escrow Fund shall be allocated among the Principal Stockholders on a pro-rata basis in accordance with the number of shares of Target Common Stock held by the Principal Stockholders at the Effective Time (excluding for purposes of this calculation any Dissenting Shares). Upon compliance with the terms hereof and subject to the provisions of this Article VIII, Acquiror and the Surviving Corporation shall be entitled to obtain indemnity from the Escrow Fund for Damages covered by the indemnity provided for in Section 8.2 of this Agreement. Any and all distributions of stock or any securities of Acquiror issued in respect thereof (including, without limitation, any shares issued pursuant to any stock dividend, stock split, reverse stock split, combination or reclassification thereof) shall be the property of the Principal Stockholders, shall be deposited with the Escrow Agent and shall be treated as Escrowed Consideration pursuant to the terms of this Agreement. Cash dividends or other property distributed in respect of Acquiror Common Stock shall be delivered to the Principal Stockholders on a pro-rata basis in accordance with the number of shares of Target Common Stock held by the Principal Stockholders at the Effective Time and shall not be deposited with or retained by the Escrow Agent. The Principal Stockholders shall be entitled to exercise any and all voting and other consensual rights pertaining to the Acquiror Common Stock held in the Escrow Fund (the "Escrow Shares") or any part thereof for any purpose not inconsistent with the terms of this Agreement.

         8.4 Damage Threshold. Notwithstanding the foregoing, Acquiror may not receive any payment from the Escrow Fund unless and until an Officer's Certificate (as defined in Section 8.6 below) identifying Damages the aggregate amount of which exceeds $250,000 has been delivered to the Escrow Agent and the Stockholders' Agent as provided in Section 8.6 below and such amount is determined pursuant to this Article VIII to be payable, in which case Acquiror shall receive payment equal in value to the full amount of Damages. In determining the amount of any Damage attributable to a breach, any materiality standard contained in a representation, warranty or covenant of Acquiror shall be disregarded.

         8.5 Escrow Period. The Escrow Period shall terminate at the expiration of twelve (12) months after the Effective Time; provided, however, that a portion of the Escrowed Consideration, which is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved, including without limitation any claims relating to items set forth on Schedule
2.8 hereto.

         8.6 Claims upon Escrow Fund.

                  (a) Upon receipt by the Escrow Agent on or before the Termination Date of a certificate signed by the chief financial or chief executive officer of Acquiror (an "Officer's Certificate"):

                           (i) stating that Acquiror or the Surviving
Corporation has incurred, paid or properly accrued (in accordance with GAAP) or knows of facts giving rise to a reasonable probability that it will have to incur, pay or accrue (in accordance with GAAP) Damages in an aggregate stated amount with respect to which Acquiror or the Surviving Corporation is entitled to payment from the Escrow Fund pursuant to this Agreement; and

                           (ii) specifying in reasonable detail the individual
items of Damages included in the amount so stated, the date each such item was incurred, paid or properly accrued (in accordance with GAAP), or the basis for such anticipated liability and the specific nature of the breach to which such item is related,

the Escrow Agent shall, subject to the provisions of Section 8.7 of this Agreement, deliver to Acquiror shares of Acquiror Common Stock in an amount necessary to indemnify Acquiror for the Damages claimed; provided, however, that no shares of Acquiror Common Stock shall be delivered to Acquiror, as a result of a claim based upon an accrual of, or upon a reasonable probability of having to incur, pay or accrue Damages until such time as the Acquiror has actually incurred or paid Damages. All shares of Acquiror Common Stock subject to such claims shall remain in the Escrow Fund until Damages are actually incurred or paid or the Acquiror determines in its reasonably good faith judgment that no Damages will be required to be incurred or paid (in which event such shares shall be distributed to the Principal Stockholders in accordance with Section
8.10 below).

                  (b) For the purpose of compensating Acquiror for its Damages pursuant to this Agreement, the Acquiror Common Stock in the Escrow Fund shall be valued at the closing market price of the Acquiror Common Stock on the Effective Date.

         8.7 Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Stockholders' Agent and for a period of forty-five
(45) days after such delivery to the Escrow Agent, the Escrow Agent shall make no delivery of cash or Acquiror Common Stock or other property pursuant to
Section 8.6 hereof unless the Escrow Agent shall have received written authorization from the Stockholders' Agent to make such delivery. After the expiration of such forty-five (45) day period, the Escrow Agent shall make delivery of the cash and Acquiror Common Stock or other property in the Escrow Fund in accordance with Section 8.6 hereof, provided that no such payment or delivery may be made if the Stockholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Acquiror prior to the expiration of such forty-five (45) day period.

         8.8 Resolution of Conflicts; Arbitration.

                  (a) In case the Stockholders' Agent shall object in writing to any claim or claims by Acquiror made in any Officer's Certificate, the Stockholders' Agent and Acquiror shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders' Agent and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the cash or Acquiror Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

                  (b) If no such agreement can be reached after good faith negotiation for sixty (60) days, either Acquiror or the Stockholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the Damage is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is given, Acquiror and the Stockholders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in
Section 8.6 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

                  (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in New York, New York under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 8.8, in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Acquiror shall be deemed to be the Non-Prevailing Party unless the arbitrators award Acquiror more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Principal Stockholders shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

         8.9 Stockholders' Agent.

                  (a) Michael J. Wethington shall be constituted and appointed as agent ("Stockholders' Agent") for and on behalf of the Principal Stockholders to give and receive notices and communications, to authorize delivery to Acquiror of the Acquiror Common Stock or other property from the Escrow Fund in satisfaction of claims by Acquiror, to deliver to the Principal Stockholders cash received from the Acquiror in satisfaction of claims by the Principal Stockholders, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than 10 days' prior written notice to Acquiror. No bond shall be required of the Stockholders' Agent, and the Stockholders' Agent shall receive no compensation for its services. Notices or communications to or from the Stockholders' Agent shall constitute notice to or from each of the Principal Stockholders.

                  (b) The Stockholders' Agent shall not be liable for any act done or omitted hereunder as Stockholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Principal Stockholders shall severally indemnify the Stockholders' Agent and hold it harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

                  (c) The Stockholders' Agent shall be entitled to a distribution from the Escrow Fund equal to any such indemnity claim which has not been satisfied; provided, however, that no such distribution shall be made until all claims of Acquiror set forth in any Officer's Certificate delivered to the Escrow Agent on or prior to the Termination Date have been resolved.

         8.10 Distribution Upon Termination of Escrow Period. Within five (5) business days following the Termination Date, the Escrow Agent shall deliver to the Principal Stockholders all of the shares in the Escrow Fund in excess of any amount of such shares reasonably necessary to satisfy any unsatisfied or disputed claims for Damages specified in any Officer's Certificate delivered to the Escrow Agent on or before the Termination Date and any unsatisfied or disputed claims by the Stockholder's Agent under Section 8.9. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Principal Stockholders all shares remaining in the Escrow Fund and not required to satisfy such claims. Deliveries of cash and shares to the Principal Stockholders pursuant to this section shall be made in proportion to the allocation set forth in Section 8.3.

         8.11 Actions of the Stockholders' Agent. A decision, act, consent or instruction of the Stockholders' Agent shall constitute a decision of all Principal Stockholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Principal Stockholder, and the Escrow Agent and Acquiror may rely upon any decision, act, consent or instruction of the Stockholders' Agent as being the decision, act, consent or instruction of each and every such Principal Stockholder. The Escrow Agent and Acquiror are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Agent.

         8.12 Third-Party Claims. In the event Acquiror becomes aware of a third-party claim which Acquiror believes may result in a demand against the Escrow Fund, Acquiror shall notify the Stockholders' Agent of such claim, and the Stockholders' Agent shall be entitled, at his expense, to participate in any defense of such claim. Acquiror shall have the right in its sole discretion to settle any such claim; provided, however, that Acquiror may not effect the settlement of any such claim without the consent of the Stockholders' Agent, which consent shall not be unreasonably withheld or delayed. In the event that the Stockholders' Agent has consented to any such settlement, the Stockholders' Agent shall have no power or authority to object under Section 8.6 or any other provision of this Article VIII to the amount of any claim by Acquiror against the Escrow Fund for indemnity with respect to such settlement.

                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

         9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                  (a) if to Acquiror or Merger Sub, to:

                     Predictive Systems, Inc.
                     417 Fifth Avenue
                     New York, NY 10016
                     Attention:     General Counsel
                     Facsimile No.: (212) 898-1331
                     Telephone No.: (212) 659-3400

                     with a copy to:

                     Gunderson Dettmer Stough Villeneuve Franklin
                        & Hachigian, LLP
                     733 Third Avenue, Suite 220
                     New York, NY 10017
                     Attention:     Babak Yaghmaie
                     Facsimile No.: (212) 687-6665
                     Telephone No.: (212) 687-5222

                  (b) if to Target or the Principal Stockholders, to:

                      Synet Service Corporation
                      120 South Sixth Street, Suite 900
                      Minneapolis, MN  55402
                      Attention:     Chief Executive Officer
                      Facsimile No.: (612) 630-3440
                      Telephone No.: (612)  339-4880

                      with a copy to:

                      Parsinen Kaplan Rosberg & Gotlieb, P.A.
                      100 South Fifth Street, Suite 1100
                      Minneapolis, MN  55402
                      Attn:          David Gotlieb, Esq.
                      Facsimile No.: (612)  333-6798
                      Telephone No.: (612) 342-0389

         9.2 Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects, operations or results of operations of such entity and its subsidiaries, taken as a whole, but shall exclude events, changes or effects directly or indirectly arising out of or attributable to general market or industry conditions. In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after inquiry of officers, directors and other employees of such party and its subsidiaries reasonably believed to have substantive knowledge of such matters. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to September 25, 2000. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         9.4 Entire Agreement; No Third Party Beneficiaries. This Agreement, the other Transaction Documents and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Schedule and the Acquiror Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; and (b) are not intended to confer upon any other person any rights or remedies hereunder.

         9.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         9.6 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

         9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

         9.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         IN WITNESS WHEREOF, Target, Acquiror, Merger Sub, the Principal Stockholders and the Stockholders' Agent have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                        PREDICTIVE SYSTEMS, INC.



                                        By: /s/ Robert Belau
                                           -------------------------------------
                                        Name:   Robert Belau
                                        Title:  President




                                        SALMON ACQUISITION CORPORATION



                                        By: /s/ Robert Belau
                                           -------------------------------------
                                        Name:   Robert Belau
                                        Title:  President




                                        SYNET SERVICE CORPORATION



                                        By: /s/ Michael J. Wethington
                                           -------------------------------------
                                        Name:   Michael J. Wethington
                                        Title:  President




                                        PRINCIPAL STOCKHOLDER:


                                          /s/ Michael J. Wethington
                                        ----------------------------------------
                                        Name: Michael J. Wethington




             SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION

                                        PRINCIPAL STOCKHOLDER:


                                          /s/ Bart Greenwood
                                        ----------------------------------------
                                        Name: Bart Greenwood




                                        STOCKHOLDERS' AGENT:


                                          /s/ Michael J. Wethington
                                        ----------------------------------------
                                        Name: Michael J. Wethington




             SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION